                       TRANSACT TECHNOLOGIES INCORPORATED
                                  EXHIBIT 21.1
               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED


                                                  Jurisdiction of                           Percentage
Name                                               Incorporation             Owner             Owned
---------------------------------------            -------------             -----             -----

Magnetec Corporation                              Connecticut               TransAct           100%
                                                                          Technologies
                                                                          Incorporated

Ithaca Peripherals Limited                        United Kingdom            Magnetec           100%
                                                                          Corporation

TransAct Technologies International Ltd           Barbados                  TransAct           100%
                                                                          Technologies
                                                                          Incorporated